                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of
FalconStor Software, Inc.

            We consent to the use of our report  dated  April 20,  2001,  on the consolidated  balance sheet of  FalconStor,  Inc. and  subsidiary (a development stage  enterprise)  as of  December  31,  2000,  and  the  related  consolidated statements of operations,  stockholders' equity and comprehensive loss, and cash flows for the period from  inception  (February 10, 2000)  through  December 31,
2000 incorporated by reference in this Form 8-K.

/s/  KPMG LLP
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KPMG LLP

Melville, New York

September 6, 2001